Exhibit 5.4

[Letterhead of Medtronic, Inc.]

July 17, 2015

Medtronic plc

20 Lower Hatch Street

Dublin 2, Ireland

Ladies and Gentlemen:

The undersigned is the Vice President, Deputy General Counsel and Assistant Secretary of Medtronic, Inc., a Minnesota corporation (“Medtronic, Inc.”). The undersigned has served as counsel to Medtronic, Inc. in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of a Registration Statement on Form S-4 (such registration statement being hereinafter referred to as the “Registration Statement”) relating to an offering of:

(i) up to $500,000,000 aggregate principal amount of Medtronic, Inc.’s Floating Rate Senior Notes due 2020 (the “Exchange Floating Rate Notes”) to be offered in exchange for any and all of Medtronic, Inc.’s outstanding Floating Rate Senior Notes due 2020 originally issued by Medtronic, Inc. on December 10, 2014 (the “Original Floating Rate Notes”);

(ii) up to $1,000,000,000 aggregate principal amount of Medtronic, Inc.’s 1.500% Senior Notes due 2018 (the “Exchange 2018 Notes”) to be offered in exchange for any and all of Medtronic, Inc.’s outstanding 1.500% Senior Notes due March 15, 2018 originally issued by Medtronic, Inc. on December 10, 2014 (the “Original 2018 Notes”);

(iii) up to $2,500,000,000 aggregate principal amount of Medtronic, Inc.’s 2.500% Senior Notes due 2020 (the “Exchange 2020 Notes”) to be offered in exchange for any and all of Medtronic, Inc.’s 2.500% Senior Notes due March 15, 2020 originally issued by Medtronic, Inc. on December 10, 2014 (the “Original 2020 Notes”);

(iv) up to $2,500,000,000 aggregate principal amount of Medtronic, Inc.’s 3.150% Senior Notes due 2022 (the “Exchange 2022 Notes”) to be offered in exchange for any and all of Medtronic, Inc.’s 3.150% Senior Notes due March 15, 2022 originally issued on December 10, 2014 (the “Original 2022 Notes”);

(v) up to $4,000,000,000 aggregate principal amount of Medtronic, Inc.’s 3.500% Senior Notes due 2025 (the “Exchange 2025 Notes”) to be offered in exchange for any and all of Medtronic, Inc.’s 3.500% Senior Notes due March 15, 2025 originally issued by Medtronic, Inc. on December 10, 2014 (the “Original 2025 Notes”);

(vi) up to $2,500,000,000 aggregate principal amount of Medtronic, Inc.’s 4.375% Senior Notes due 2035 (the “Exchange 2035 Notes”) to be offered in exchange for any and all of Medtronic, Inc.’s 4.375% Senior Notes due March 15, 2035 originally issued by Medtronic, Inc. on December 10, 2014 (the “Original 2035 Notes”); and

July 17, 2015

(vii) up to $4,000,000,000 aggregate principal amount of Medtronic, Inc.’s 4.625% Senior Notes due 2045 (the “Exchange 2045 Notes” and, together with the Exchange Floating Rate Notes, the Exchange 2018 Notes, the Exchange 2020 Notes, the Exchange 2022 Notes, the Exchange 2025 Notes and the Exchange 2035 Notes, the “Exchange Notes”) to be offered in exchange for any and all of Medtronic, Inc.’s 4.625% Senior Notes due March 15, 2045 originally issued by Medtronic, Inc. on December 10, 2014 (the “Original 2045 Notes” and, together with the Original Floating Rate Notes, Original 2018 Notes, Original 2020 Notes, Original 2022 Notes, Original 2025 Notes, and Original 2035 Notes, the “Original Notes”).

The Exchange Notes will be fully and unconditionally guaranteed by each of Medtronic plc, a public limited company organized under the laws of Ireland (“Medtronic plc”), and Medtronic Global Holdings S.C.A., a partnership limited by shares (société en commandite par actions) incorporated under the laws of the Grand-Duchy of Luxembourg (“Medtronic Luxco” and, together with Medtronic plc, the “Guarantors”). The Exchange Notes are to be issued under an indenture dated as of December 10, 2014, between Medtronic, Inc. and Wells Fargo Bank, National Association, as trustee (the “Trustee,” and such indenture, the “Base Indenture”), as supplemented by the first supplemental indenture dated as of December 10, 2014 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Original Notes Indenture”), between Medtronic, Inc. and the Trustee, as further supplemented by the second supplemental indenture dated January 26, 2015 (the “Second Supplemental Indenture”) between Medtronic plc and the Trustee and as further supplemented by the third supplemental indenture dated January 26, 2015 (the “Third Supplemental Indenture” and, together with the Original Notes Indenture and the Second Supplemental Indenture, the “Indenture”) between Medtronic Luxco and the Trustee. The Indenture includes the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

As to various matters of fact material to this opinion, the undersigned has relied upon certificates of public officials and upon the representations of Medtronic, Inc. or its officers or directors, including those made in the Indenture and in documents or certificates executed in connection therewith. The undersigned has also examined the Amended and Restated Articles of Incorporation and Bylaws of Medtronic, Inc., each as amended to date, and originals or copies of such other corporate documents and records and other certificates and instruments and has made such other investigation as the undersigned has deemed necessary in connection with the opinion hereafter set forth. The undersigned has not independently or through third parties verified such certificates, representations, or statements or made any independent investigation as to the existence of agreements, instruments, corporate records, or other documents, orders, judgments, or decrees by which Medtronic, Inc. or any of its properties may be bound. The legal services and counsel provided by me in connection with this opinion letter include the work of attorneys in the legal department of Medtronic, Inc. under my supervision, upon which I have relied in providing this opinion.

My opinion is limited solely to the present substantive law of the State of Minnesota (excluding its conflict of laws principles). I express no opinion as to the laws of any other state or jurisdiction. I express no opinion on any matter of county, municipal, or special political subdivision law.

July 17, 2015

For purposes of this opinion, the undersigned has assumed, among other things, the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as copies, and that the information in the certificates, representations, and statements referred to above remains true and complete as of the date hereof. In examining documents, the undersigned has assumed that parties executing the same, other than Medtronic, Inc., have all necessary power to enter into and perform all of their obligations thereunder and that such parties have duly executed and delivered such documents. I have also assumed, as to each such party other than Medtronic, Inc., the due authorization by all requisite action of the execution, delivery and performance of such documents by such parties and that such documents are legal, valid, binding on and enforceable against such parties in accordance with their respective terms. I have also assumed that each natural person executing any of the documents and agreements involved in the matters covered by this opinion has the capacity and is legally competent to do so. I have assumed that each of the documents and agreements involved in any matter covered by this opinion letter accurately describes the mutual understanding of the parties as to all matters contained therein and that no other agreements or understandings exist between the parties relating to the transactions contemplated by such document or agreement.

Based upon and subject to the foregoing, and subject to the qualifications hereinafter set forth, it is the undersigned’s opinion as of this date that:

1.	Based exclusively upon a good standing certificate received from the Office of the Secretary of State of Minnesota, Medtronic, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of Minnesota, with full corporate power and authority to issue the Exchange Notes and perform its obligations thereunder.

2.	The Exchange Notes have been duly authorized by Medtronic, Inc., and, when the Exchange Notes, in the form reviewed by the undersigned, have been duly executed by Medtronic, Inc. and authenticated by the Trustee in accordance with the terms of the Indenture, and duly issued and delivered in exchange for an equal principal amount of the corresponding Original Notes, the Exchange Notes will be duly executed and delivered by Medtronic, Inc.

I hereby consent to the use of my name in the prospectus constituting a part of the Registration Statement under the caption “Legal Matters” as Vice President, Deputy General Counsel and Assistant Secretary of Medtronic, Inc. that has passed upon certain matters with respect to Minnesota law, and to the use of this opinion letter as a part of Exhibit 5.4 to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and I assume no obligation to advise you, or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

[Signature page follows.]

July 17, 2015

Very truly yours,

/s/ Keyna P. Skeffington
Keyna P. Skeffington
Vice President and Assistant Secretary of Medtronic, Inc.